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                                                                      EXHIBIT 11

                                    KEYCORP
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1996        1995        1994
                                                                -------     -------     -------
NET INCOME APPLICABLE TO COMMON SHARES
Net income....................................................  $   783     $   825     $   853
Less: Preferred dividend requirements.........................        8          16          16
                                                                --------    --------    --------
                                                                    ---         ---         ---
  Net income applicable to Common Shares......................  $   775     $   809     $   837
                                                                =========== =========== ===========
NET INCOME PER COMMON SHARE
Weighted average Common Shares outstanding....................  229,905     234,787     243,067
                                                                =========== =========== ===========
Net income applicable to Common Shares........................  $   775     $   809     $   837
                                                                =========== =========== ===========
Net income per Common Share...................................  $  3.37     $  3.45     $  3.45
                                                                =========== =========== ===========
NET INCOME PER COMMON SHARE -- PRIMARY
Weighted average Common Shares outstanding....................  229,905     234,787     243,067
Dilutive common stock options(1)..............................    3,538       2,247       2,399
                                                                --------    --------    --------
                                                                    ---         ---         ---
  Weighted average Common Shares and Common Share equivalents
     outstanding..............................................  233,443     237,034     245,466
                                                                =========== =========== ===========
Net income applicable to Common Shares........................  $   775     $   809     $   837
                                                                =========== =========== ===========
Net income per Common Share...................................  $  3.32     $  3.41     $  3.41
                                                                =========== =========== ===========
NET INCOME PER COMMON SHARE -- FULLY DILUTED
Weighted average Common Shares outstanding....................  229,905     234,787     243,067
Dilutive common stock options(1)..............................    5,003       3,520       2,401
                                                                --------    --------    --------
                                                                    ---         ---         ---
  Weighted average Common Shares and Common Share equivalents
     outstanding..............................................  234,908     238,307     245,468
                                                                =========== =========== ===========
Net income applicable to Common Shares........................  $   775     $   809     $   837
                                                                =========== =========== ===========
Net income per Common Share...................................  $  3.30     $  3.39     $  3.41
                                                                =========== =========== ===========

---------------

(1) Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share -- primary, and the higher of year end market price or average market price in computing net income per Common Share -- fully diluted.

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